Exhibit 10.1

ATRION CORPORATION
SHORT-TERM INCENTIVE COMPENSATION PLAN

Effective January 1, 2013

(As last amended on March 12, 2018)

ATRION CORPORATION SHORT-TERM INCENTIVE COMPENSATION PLAN
Introduction

Atrion Corporation (the “Corporation”) adopts this Atrion Corporation Short-Term Incentive Compensation Plan (the “Plan”) effective as of January 1, 2013. The purposes of the Plan are (1) to provide performance bonuses to selected Executive Officers, Key Employees, and Critical-Needs Individuals whose performance has a direct impact on the Corporation's objectives of achieving a high level of annual profitability and sustained long-term growth; (2) to attract and retain Executive Officers, Key Employees and Critical-Needs Individuals; and (3) to maintain a corporate-wide pool of profits that will be available to pay various types of performance bonuses, contractual bonuses, holiday gifts, severance payments, moving expenses, other employment-related expenses, and similar types of payments approved by the Corporate Board or the Subsidiary Board.

The Plan is designed to provide annual performance bonuses to three groups:
●
Executive Officers
●
Key Employees
●
Critical-Needs Individuals

The Corporation intends the Plan to be an unfunded plan maintained primarily for the purpose of providing incentive compensation to a select group of individuals, which is exempt from the minimum participation, vesting and funding standards of the Employee Retirement Income Security Act of 1974 (“ERISA”). The Plan is designed to be unfunded within the meaning of Internal Revenue Code (“IRC”) § 404(a)(5). If the Corporation sets aside monies in a separate account to fund benefits due under the Plan, such monies will remain subject to claims of the general creditors of the Corporation or any Subsidiary. The Corporation reserves the right to interpret and operate the Plan accordingly, and to amend the Plan as necessary to maintain its status as an unfunded incentive compensation plan as defined under ERISA and the IRC and any other applicable law, and to qualify for the tax deduction under IRC § 404(a)(5) for payments made under the Plan. The Plan is designed to be a short-term deferral plan within the meaning of IRC § 409A and will be administered accordingly, in compliance with Treasury Regulations § 1.409A-1(b)(4).

ATRION CORPORATION INCENTIVE COMPENSATION AND AWARDS PLAN

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ARTICLE 4 - DETERMINATION AND PAYMENT OF ANNUAL BONUSES
4.1	Eligibility for Bonus	9
4.2	Determination of Annual Bonus Amounts	9
	(a) Executive Officer’s Bonus	9
	(b) Key Employee’s Bonus	9
	(c) Critical-Needs Individual’s Bonus	9
4.3	Payment of Annual Bonuses	9
	(a) Minimum Payment	9
	(b) Bonuses for Executive Officers and Key Employees	10
	(c) Bonuses for Critical-Needs Individuals	10
	(d) Short-Term Deferral Plan	10
4.4	Vesting in Bonus Awards	10

ARTICLE 5 - AMENDMENT AND TERMINATION
5.1	Amendment of the Plan	11
5.2	Termination of the Plan	11

ARTICLE 6 - MISCELLANEOUS
6.1	Headings	12
6.2	Construction and Choice of Law	12
6.3	Severability	12
6.4	Effect of Bonuses on Other Plans	12
6.5	Status as an Unfunded Top-Hat Plan	12
6.6	Nonalienation	12
6.7	No Implied Rights	12
6.8	Contractual Limitation Period	12

ADDENDUM A	Formula Table - Bonus Allocation Formula

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ARTICLE 1
Definitions

As used in the Plan, the following words and phrases and any derivatives thereof will have the meanings set forth below unless the context clearly indicates otherwise. Definitions of other words and phrases are set forth throughout the Plan. Section references indicate sections of the Plan unless otherwise stated. The masculine pronoun includes the feminine, and the singular number includes the plural and the plural the singular, whenever applicable.

1.1
“Adjustment Factor for Subsidiary Profitability” means a percentage that is a component of the Bonus Allocation Formula based on one or more factors including a Subsidiary’s profitability for a given Performance Year, a Subsidiary's contribution to the Awards Pool in a Plan Year relative to the total of all such contributions in that Plan Year, and accomplishments of a Subsidiary in executing meaningful corporate transactions and addressing business risks and other extraordinary items, as determined by the Subsidiary Board.

1.2
“Awards Pool” means the aggregate amounts contributed by the Subsidiaries for each Plan Year, which Atrion Corporation records and maintains in a separate account and uses for the payment of Bonuses and Discretionary Expenses.

1.3
“Board” or” Corporate Board” means the Board of Directors of Atrion Corporation.

1.4
“Bonus” means (a) for an Executive Officer, a performance bonus in an amount equal to the Formula Bonus, as such amount may be adjusted by the Corporate Board based on recommendations of the Board Chairman and the Compensation Committee; (b) for a Key Employee, a performance bonus in an amount equal to the Formula Bonus, as such amount may be adjusted by the Subsidiary Board; and (c) for a Critical-Needs Individual, a performance bonus in such amount as is determined by the Subsidiary Board.

1.5
“Bonus Allocation Formula” means the formula used to calculate Formula Bonuses for Executive Officers and Key Employees, which is reflected in the Formula Table, the steps in the determination of which are as follows:
Step 1:
Salary X Individual Bonus Rate X Adjustment Factor for Subsidiary Profitability = Individual Pool Points;
Step 2:
Ratio of Individual Pool Points to Total Pool Points X total amount of the Awards Pool = Preliminary Bonus Amount;
Step 3:
Preliminary Bonus Amount X Individual Performance = Formula Bonus.

1.6
“Compensation Committee” means the Compensation Committee of the Corporate Board.

1.7
“Corporation” means Atrion Corporation.

1.8
“Critical-Needs Individual” means (a) a manager, director, supervisor, engineer, or other Employee designated as such, who is not an Executive Officer or a Key Employee but whose skills have special value and are relatively unique in the labor market; or (b) an Independent Contractor (such as a member of an advisory board), whom the Subsidiary Board selects to receive a Critical-Needs Individual Bonus under Article 4 for a given Plan Year.

1.9
“Discretionary Expenses” means the following expenses that may be paid from the Awards Pool:
(a)
Various bonuses to be paid under employment agreements;
(b)
Various types of special bonuses, including but not limited to signing bonuses, relocation bonuses, safety bonuses, referral bonuses, quarterly bonuses, and spot bonuses;
(c)
Holiday gifts in the form of cash or gift cards or merchandise;
(d)
Severance payments;
(e)
Various types of employment-related expenses;
(f)
The expense amortization of each Subsidiary’s allocation of the cost of restricted stock unit awards to its Employees, over the vesting period; and
(g)
Such other payments and expenses as the Subsidiary Board determines to be appropriate.

1.10
“Effective Date” means January 1, 2013.

1.11
“Employee” means an individual (a) who is regularly employed by the Corporation or a Subsidiary as a common-law employee, and (b) who has FICA taxes withheld by his or her employer.

1.12
“Employment” means the period during which a Participant is employed as a regular, full-time employee of the Corporation or a Subsidiary.

1.13
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and regulations and rulings issued under ERISA.

1.14
“Executive Officer” means the Chief Executive Officer of the Corporation and the Chief Financial Officer of the Corporation.

1.15
“Formula Bonus” means the performance bonus determined under the Bonus Allocation Formula.

1.16
“Formula Table” means the table set forth in Addendum A to this Plan that sets forth the Bonus Allocation Formula.

1.17
“Independent Contractor” means an individual who performs services for the Corporation or a Subsidiary in a capacity other than that of an Employee.

1.18
“Individual Bonus Rate” means a percentage that is a component of the Bonus Allocation Formula as determined (a) for Executive Officers by the Compensation Committee after taking into account the recommendation of the Board Chairman and (b) for Key Employees by the Subsidiary Board.

1.19
“Individual Performance” means a percentage that is a component of the Bonus Allocation Formula which constitutes the rating assigned to a Participant for a given Performance Year based on his or her performance as determined (a) for Executive Officers by the Compensation Committee after taking into account the recommendation of the Board Chairman and (b) for Key Employees by the Subsidiary Board.

1.20
“Individual Pool Points” means the number of points calculated for each eligible Executive Officer and Key Employee for each Performance Year, determined as set forth in Step 1 of the Bonus Allocation Formula.

1.21
“IRC” means the Internal Revenue Code of 1986, as amended from time to time, and regulations and rulings issued under the Code.

1.22
“Key Employee” means an Employee other than an Executive Officer or a Critical-Needs Individual, who is employed by the Corporation or a Subsidiary, who has responsibility for the management, supervision, profitability, or growth of all or part of the Subsidiary’s business operations, and who is eligible to receive a Formula Bonus for a given Plan Year under Section 4.1.

1.23
“Participant” means an Executive Officer whom the Corporate Board has determined is eligible to receive a Bonus for one or more Plan Years and a Key Employee or Critical-Needs Individual whom the Subsidiary Board has determined is eligible to receive a Bonus for one or more Plan Years.

1.24
“Performance Year” means the 12 months ending on September 30 of each Plan Year.

1.25
“Plan” means the Atrion Corporation Short-Term Incentive Compensation Plan, as set forth in this document and as amended from time to time.

1.26
“Plan Administrator” means the Subsidiary Board, unless the Subsidiary Board has appointed an individual to serve in that role for purposes of any litigation that has or may arise from this Plan.

1.27
“Plan Year” means calendar year 2013 and each succeeding calendar year.

1.28
“Salary” means a Participant's base salary for the Plan Year, determined without regard to any bonus or award under this Plan or any benefits accrued under any other deferred compensation plan, retirement plan or welfare benefit plan.

1.29
“Subsidiary” means (a) Halkey-Roberts Corporation, (b) Quest Medical, Inc., (c) Atrion Medical Products, Inc., and (d) any other company of which the Corporation owns at least 80% of the outstanding common stock, which common stock represents at least 80% of the total value of the stock of such company, and which has been designated as a participant in the Plan.

1.30
“Subsidiary Board” means a committee the members of which are the members of the Boards of Directors of the participating Subsidiaries.

1.31
“Termination Date” means the date (a) of termination of Employment in the case of Participant who is an Employee, or (b) in the case of an Independent Contractor, when he or she stops performing services for the Corporation and its Subsidiaries. A Participant who is on an approved leave of absence is not treated as terminated.

1.32
“Total Pool Points” means the total of all Individual Pool Points.

ARTICLE 2
Plan Administration

2.1
Purposes of the Awards Pool. The Corporation will make, or cause to be made, the following payments from the Awards Pool:
(a)
Bonuses to Executive Officers in amounts determined by the Corporate Board;
(b)
Bonuses to Key Employees in amounts determined by the Subsidiary Board;
(c)
Bonuses to Critical-Needs Individuals in amounts determined by the Subsidiary Board; and
(d)
Discretionary Expenses.

2.2
Carry-Over of Unused Amounts. In its sole discretion, the Corporation may carry over from Plan Year to Plan Year amounts contributed to the Awards Pool with respect to a Plan Year and may use such amounts for any purpose under the Plan at such times as it considers proper.

2.3
Duties of the Corporate Board. The Corporate Board will have the following responsibilities for Plan administration:
(a)
Approve and adopt the Plan;
(b)
Approve amendments to the Plan;
(c)
Determine the amount and timing of Bonuses for Executive Officers for each Plan Year; and
(d)
Perform such other functions to be performed by it as set forth in the Plan.

2.4
Duties of the Subsidiary Board. The Subsidiary Board will have the following responsibilities for Plan administration:
(a)
Determine each Subsidiary’s return-on-investment goal for each Performance Year, at the 15% level or at a higher level that reflects a risk adjustment considered appropriate for certain investments;
(b)
Determine certain components of the Bonus Allocation Formula as provided in the Plan;
(c)
Determine each Subsidiary’s bonus sharing percentage;
(d)
Determine the date or dates that each Subsidiary is to make contributions to the Awards Pool;
(e)
Determine the amount and timing of the Bonus for each eligible Key Employee for each Plan Year;
(f)
Determine the amount and timing of the Bonus for each eligible Critical-Needs Individual for each Plan Year; and
(g)
Perform such other functions to be performed by it as set forth in the Plan or as may be directed by the Board.

2.5
Duties of the Compensation Committee. The Compensation Committee will have the responsibility to review the recommendations of the Board Chairman with respect to Bonuses for Executive Officers, to make recommendations to the Corporate Board with respect to such Bonuses, to determine certain components of the Bonus Allocation Formula as provided in the Plan and to perform such other functions to be performed by it as set forth in the Plan or as may be directed by the Board.

ARTICLE 3
Contributions to the Awards Pool

3.1
Determination of each Subsidiary’s Contributions. Subject to any adjustment that the Subsidiary Board may make for any Plan Year, each Subsidiary will make contributions to the Awards Pool in amounts determined by the Subsidiary Board based on the following procedures for the month, calendar quarter, or the Plan Year:

Step One – Determine each Subsidiary’s bonus hurdle amount:
(A) (1) The Subsidiary’s average investment for the Performance Year as determined by the Subsidiary Board multiplied by
(2)
15% annual return requirement, or such higher percentage fixed by the SubsidiaryBoard, equals
(3)
The Subsidiary’s return hurdle.
(B) (1) The Subsidiary’s return hurdle, plus
(2)
The Subsidiary’s charge for corporate expenses for the Performance Year as determined by the executive officers of the Corporation, equals
(3)
The Subsidiary’s bonus hurdle amount.

Step Two – Determine each Subsidiary’s Contribution Amount:
(1)
(The Subsidiary’s pre-bonus operating income for the Performance Year minus the Subsidiary’s bonus hurdle amount) multiplied by
(2)
15% or lower bonus sharing percentage assigned to the Subsidiary by the Subsidiary Board, equals
(3)
The Subsidiary’s contribution for the period.

3.2
Timing of Contributions. Each Subsidiary will make its contributions to the Awards Pool on the dates determined by the Subsidiary Board.

ARTICLE 4
Determination and Payment of Annual Bonuses

4.1
Eligibility for Bonus. The Corporate Board will determine which Executive Officers are eligible to receive Bonuses, and the Subsidiary Board will determine which Key Employees and which Critical-Needs Individuals are eligible to receive Bonuses.

4.2
Determination of Annual Bonus Amounts.

(a)
Executive Officers Bonuses. A Formula Bonus will be determined for each eligible Executive Officer for the Plan Year and will be reviewed by the Board Chairman. The Formula Bonus for each such Executive Officer, together with the Board Chairman’s recommendation of any adjustment to the amount of such Formula Bonus, will be provided to the Compensation Committee. The Compensation Committee will review the Formula Bonus and any adjustments recommended by the Board Chairman, and may also recommend adjustments to the amount of the Formula Bonus. The Corporate Board will determine the amount of the Bonus to be paid to each eligible Executive Officer after taking into consideration the Formula Bonus and any adjustments to the amount thereof as recommended by the Board Chairman and the Compensation Committee.

(b)
Key Employees Bonuses. A Formula Bonus will be determined for each eligible Key Employee for the Plan Year. The Subsidiary Board will determine the amount of the Bonus to be paid to each eligible Key Employee after taking into consideration the Formula Bonus and adjusting the amount to be paid for any factors that the Subsidiary Board deems appropriate.

(c)
Critical-Needs Individuals Bonuses. The Subsidiary Board will determine the amount of each eligible Critical-Needs Individual’s Bonus for the Plan Year based on his or her performance and any other factors the Subsidiary Board deems appropriate.

4.3
Payment of Annual Bonuses.
(a)
Minimum Payment. On or before the December 31 of each Plan Year, the Subsidiary Board, taking into account Bonuses for Key Employees and Critical-Needs Individuals as well as Bonuses to Executive Officers, may determine the minimum aggregate amount of Bonuses with respect to such Plan Year, and the prior Plan Year regarding the deferred portion of any Bonuses for such prior Plan Year, to be paid by the immediately following March 15.

(b)
Bonuses for Executive Officers and Key Employees. For business reasons such as retention, motivation, cash flow, and similar matters, the Corporate Board and the Subsidiary Board may in their discretion cause there to be distributed to some or all Executive Officers and Key Employees, respectively, a cash payment of 75% of their Bonus on a date fixed by the Corporate Board in the case of the Executive Officers and a date fixed by the Subsidiary Board in the case of Key Employees, but in each case such date shall be no later than the April 15 immediately following the Plan Year, and a cash payment of the remaining 25% on a date fixed by the Corporate Board in the case of the Executive Officers and a date fixed by the Subsidiary Board in the case of Key Employees, but in each case such date shall be no later than the next succeeding April 15. All Executive Officers and Key Employees who are to receive Bonuses and who are not selected for such deferred payment for a given Plan Year will receive 100% of their Bonuses on a date fixed by the Corporate Board in the case of the Executive Officers and a date fixed by the Subsidiary Board in the case of Key Employees, but in each case such date shall be no later than the April 15 immediately following the Plan Year.

(c)
Bonuses for Critical-Needs Individuals. Unless the Subsidiary Board determines otherwise, the Bonuses for Critical-Needs Individuals will be paid in full on a date fixed by the Subsidiary Board that is no later than the April 15 immediately following the Plan Year.

(d)
Short-Term Deferral Plan. The Corporate Board and the Subsidiary Board will strictly comply with the payment schedule described in this Section 4.3 to preserve the Plan’s status as a short-term deferral plan within the meaning of IRC § 409A.

4.4
Vesting in Bonus Awards. No Participant will have any vested or legally binding right in any type of Bonus, or a part thereof, until the date when such Bonus, or such part thereof, is actually paid to such Participant. Notwithstanding any other provision hereof, if a Participant’s Employment terminates before such Participant actually receives payment of his or her Bonus, or such part thereof, such Participant will forfeit the unpaid Bonus, or the unpaid part thereof, on such Participant’s Termination Date. However, for an Executive Officer or Key Employee who has had 25% of a Bonus withheld under Subsection 4.3(b), there will be full vesting for the withheld amount upon his or her death or total and permanent disability, and the Corporation will pay the amount withheld for a deceased Participant to such Participant’s surviving legal spouse, if any, or, if none, then to such Participant’s estate and for a disabled Participant to such Participant.

ARTICLE 5
Amendment or Termination of the Plan

5.1
Amendment of the Plan. The Corporate Board may amend the Plan from time to time; provided that no amendment (a) will have the effect of eliminating or reducing any Plan benefit earned before the effective date of the amendment; or (b) will cause any violation of any rule or requirement under IRC § 409A or any other applicable law.

5.2
Termination of the Plan. The Corporate Board may terminate all or any part of the Plan at any time, subject to the restrictions stated in Section 5.1 above.

ARTICLE 6
Miscellaneous

6.1
Headings. The headings and subheadings in the Plan have been inserted for convenient reference, and, to the extent any heading or subheading conflicts with the text, the text will govern.

6.2
Construction and Choice of Law. The Plan will be governed and construed in accordance with the laws of the State of Delaware, except to the extent such laws are preempted by ERISA or the IRC or any other federal law and excluding Delaware’s choice of law principles, and all claims relating to or arising out of this Plan or any violation of this Plan, whether sounding in contract, tort of otherwise, will be governed by the laws of Delaware, excluding choice of law principles.

6.3
Severability. If any court of competent jurisdiction rules that any provision of this Plan is unenforceable, the remaining provisions will remain in full force and effect to the extent that deletion of the unenforceable provision does not substantially alter the Plan's purposes.

6.4
Effect of Bonuses on Other Plans. Except to the extent expressly stated in such other plan, no Bonus payable under this Plan will be included in compensation for any purpose under any other plan sponsored by the Corporation or any Subsidiary, including but not limited to qualified and nonqualified retirement plans, life insurance plans and other welfare benefit plans.

6.5
Status as an Unfunded Top-Hat Plan. Notwithstanding any other provision of the Plan, this Plan is adopted on the condition that, in the event of an audit or other review, the Internal Revenue Service will find that the entire Plan meets the requirements for an unfunded top-hat plan and short-term deferral plan under applicable provisions of the IRC and ERISA. In the event any contrary determination cannot be cured by revisions satisfactory to the Corporate Board, the Corporate Board may in its discretion declare the adoption of the Plan, or any part of the Plan, null and void. This Section 6.5 is not intended to require the Corporation to submit this Plan to the IRS or to any other governmental agency or department for approval.
6.6
Nonalienation. No benefits payable under the Plan will be subject to the claim or legal process of any creditor of any Participant by execution, levy, garnishment, attachment, pledge, bankruptcy or otherwise. No Participant may alienate, transfer, anticipate or assign any benefits under the Plan.

6.7
No Implied Rights. Participation in the Plan will not give any Participant the right to be retained in Employment or service as an Independent Contractor. No person will have any right or interest in any portion of the Plan except as specifically provided in the Plan.

6.8
Contractual Limitation Period. If any active or former Employee, or any other person whomsoever, asserts any claim against the Plan that is denied by the Corporate Board or the Subsidiary Board, such person must file any lawsuit that is based directly or indirectly on such claim denial no later than 180 days after the date the Corporate Board or the Subsidiary Board, as applicable, issues the written denial or such person will be forever barred from filing any such lawsuit.

Addendum A

Formula Table—Bonus Allocation Formula

1 X 2 X 3 = 4; 5 X 6 = 7

	1	2	3	4	5	6	7
Position	Salary	Individual Bonus Rate	Adjustment Factor for Subsidiary Profitability	Individual Pool Points (PP)1	(Ratio of Individual PP to Total of PP) X total $ in Awards Pool= Preliminary Bonus Amount2	Individual Performance	Formula Bonus3
Executive Officers
Key Employees
Pool Points required to cover all other bonuses and Discretionary Expenses.
1 Salary X Individual Bonus Rate X Adjustment Factor for Subsidiary Profitability = Individual Pool Points for a particular Participant.
2 Ratio of Individual Pool Points to Total Pool Points reflected in this Formula Table, multiplied by dollar amount of Awards Pool = Preliminary Bonus Amount for the Participant.
3 Preliminary Bonus Amount X Individual Performance = Formula Bonus for the Participant, with the amount thereof subject to adjustment as provided in the Plan in determining the Bonus for the Participant.